Exhibit 99.1

A Presidio Property Trust Major Investment To Be Part of Russell 2000®

San Diego, CA – May 29, 2024 – Presidio Property Trust, Inc. (NASDAQ: SQFT; SQFTP; SQFTW) (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), has announced that Conduit Pharmaceuticals Inc. (NASDAQ: CDT, CDTTW) (“Conduit”), of which the Company owns approximately 6.3%, is expected to be added to the Russell 2000® Index effective at the open of US equity markets on Monday, July 1, 2024, as part of the annual reconstitution of the Russell stock indexes. A preliminary list of index additions, including Conduit, was posted by FTSE Russell on May 24, 2024.

The annual Russell US Indexes reconstitution captures the largest US stocks as of Tuesday, April 30th, ranking them by total market capitalization. Membership in the US all-cap Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings, and style attributes.

“We are excited the additional visibility that being in the Russell 2000® and Russell 3000® will give Conduit,” said Jack Heilbron, President and Chief Executive Officer of Presidio.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. According to the data as of the end of December 2023, about $10.5 trillion in assets are benchmarked against the Russell US indexes, which belong to FTSE Russell, a prominent global index provider.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com .

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Forward-looking statements regarding the Company include, but are not limited to, statements regarding the Russell 3000® Index reconstitution, including the anticipated timing of Conduit’s inclusion in the Russell 3000® Index and the potential benefits of such inclusion. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244